Exhibit (m)(2)(f)


                                  SCHEDULE A-9
                                  ------------

                         EATON VANCE MUTUAL FUNDS TRUST
                              CLASS A SERVICE PLAN
                            Effective: March 1, 2001

                         Name of Fund Adopting this Plan
                         -------------------------------

                     Eaton Vance Tax-Managed Growth Fund 1.2
                Eaton Vance Tax-Managed Emerging Growth Fund 1.2